Exhibit (j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Trustees

Turner Funds:

We consent to the use of our report dated November 29, 2010, with respect to the financial statements of the Turner Spectrum Fund, Turner Concentrated Growth Fund, Turner Large Growth Fund (formerly the Turner Core Growth Fund), Turner Emerging Growth Fund, Turner Large Cap Growth Fund, Turner Midcap Growth Fund, Turner New Enterprise Fund, Turner Small Cap Growth Fund, Turner Quantitative Broad Market Equity Fund, Turner Quantitative Large Cap Value Fund, Turner Global Opportunities Fund, Turner International Growth Fund (formerly the Turner International Core Growth Fund), and Turner Small Cap Equity Fund (collectively, the Turner Funds), as of September 30, 2010, incorporated herein by reference, and to the references to our firm under the heading “Financial Highlights” in the Prospectuses and under the headings, “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information in this Registration Statement of the Turner Funds.

/s/ KPMG LLP

Philadelphia, Pennsylvania

January 28, 2011